Exhibit 4.2

EXHIBIT 4.2

INCORPORATED UNDER THE LAWS

OF THE STATE OF TEXAS

PREFERRED STOCK	ATP	PREFERRED STOCK
ATP OIL & GAS CORPORATION

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF 13 1/2% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK, PAR VALUE $.001 PER SHARE, OF ATP OIL & GAS CORPORATION transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

PRESIDENT	COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY

SECRETARY	AUTHORIZED SIGNATURE

ATP

A full statement of the designations, preferences, limitations and relative rights of the shares of each class of stock of the Corporation authorized to be issued is set forth in the Restated Articles of Incorporation of the Corporation, as amended, on file in the Office of the Secretary of State of the State of Texas. The Restated Articles of Incorporation of the Corporation; as amended, on file in the Office of the Secretary of State of the State of Texas, deny the preemptive right of shareholders to acquire unissued or treasury shares of the Corporation. The Corporation will furnish a copy of its Restated Articles of Incorporation, as amended, to the record holder of this Certificate without charge upon written request to the Secretary of the Corporation at its principal place of business in Houston, Texas.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT: (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED) PURCHASING SUCH SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A “QUALIFIED INSTITUTIONAL BUYER” IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) AT ANY TIME AFTER THE CASH PAYMENT DATE (AS DEFINED IN THE STATEMENT OF RESOLUTIONS ESTABLISHING THE 13 1/2% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK, WHICH CONSTITUTES A PART OF THE RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION, AS AMENDED, ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF TEXAS) IN AN “OFFSHORE TRANSACTION” COMPLYING WITH RULE 904 OF REGULATIONS UNDER THE SECURITIES ACT (IF AVAILABLE), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE AND UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE CORPORATION AND ITS COUNSEL), (4) IN A SALE TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(1) OF THE SECURITIES ACT (IF AVAILABLE AND UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE CORPORATION AND ITS COUNSEL), (5) TO THE CORPORATION, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE VARIOUS STATES OF THE UNITED STATES AND ALL OTHER JURISDICTIONS. THE HOLDER OF THIS CERTIFICATE AND EACH TRANSFEREE OF THE SECURITIES REPRESENTED HEREBY WILL BE FURTHER REQUIRED TO INFORM EACH SUBSEQUENT TRANSFEREE OF THE SECURITIES REPRESENTED HEREBY OF THE FOREGOING AND ANY OTHER RESTRICTIONS ON TRANSFER.

THE SECURITIES REPRESENTED BY THE CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STATEMENT OF RESOLUTIONS ESTABLISHING AND DESIGNATING THE SERIES A PREFERRED STOCK OF THE CORPORATION. THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH STATEMENT OF RESOLUTIONS.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations;

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	–	as tenants by the entireties		(Cust) (Minor)
JT TEN	–	as joint tenants with right
		of survivorship and not as		Under Uniform Gifts to Minors
		tenants in common		Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For Value Received,                                                                                                                    hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________________________________Attorney

to transfer the said shares on the books of the within-named Corporation, with full power of substitution in the premises.

Dated

X
X
NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By	_____________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-15.